UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2008

AMB Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-23182	35-1905382
(State or other jurisdiction)	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

Address of principal executive offices: 8230 Hohman Avenue, Munster, IN 46321

Registrant’s telephone number, including area code: (219) 836-5870

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 27, 2008, Mr. Louis A. Green was appointed to the Boards of Directors of AMB Financial Corporation (the “Company”) and its wholly owned subsidiary, American Savings, FSB (the “Bank”) for a term ending at the Company’s next annual meeting of stockholders. Mr. Green is a former executive of the Company and the Bank, having retired effective December 31, 2006. Mr. Green was appointed as Senior Vice President of American Savings in 1985 and of AMB Financial in 1993 and was responsible for coordinating the bank’s loan activities. Following Mr. Green’s retirement, he served the Company and the Bank as a compensated consultant, but this relationship was terminated upon his appointment the Boards of Directors.

It has not been determined which of the Company’s committees Mr. Green will be a named as a member.

There are no arrangements or understandings between Mr. Green and any other person pursuant to which either of them became a director. Mr. Green is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404 of Securities and Exchange Commission Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.	Not Applicable.

(b)	Pro forma financial information.	Not Applicable.

(c)	Shell company transactions	Not Applicable.

(d)	Exhibits	Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMB FINANCIAL CORPORATION

DATE: February 29, 2008	By:	/s/ Michael Mellon
Michael Mellon President and Chief Executive Officer